Exhibit 99.1

Palomar Holdings, Inc. Reports Third Quarter 2024 Results

LA JOLLA, Calif. (November 4, 2024) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $30.5 million, or $1.15 per diluted share, for the third quarter of 2024 compared to net income of $18.4 million, or $0.73 per diluted share, for the third quarter of 2023. Adjusted net income(1) was $32.4 million, or $1.23 per diluted share, for the third quarter of 2024 as compared to $23.3 million, or $0.92 per diluted share, for the third quarter of 2023.

Third Quarter 2024 Highlights

●	Gross written premiums increased by 32.2% to $415.0 million compared to $314.0 million in the third quarter of 2023
●	Net income of $30.5 million compared to $18.4 million in the third quarter of 2023
●	Adjusted net income(1) increased 39.3% to $32.4 million compared to $23.3 million in the third quarter of 2023
●	Total loss ratio of 29.7% compared to 18.8% in the third quarter of 2023
●	Catastrophe loss ratio(1) of 9.5% compared to -0.6% in the third quarter of 2023
●	Combined ratio of 80.5% compared to 75.8% in the third quarter of 2023
●	Adjusted combined ratio(1) of 77.1% compared to 70.9%, in the third quarter of 2023
●	Adjusted combined ratio excluding catastrophe losses(1) of 67.6% compared to 71.5%, in the third quarter of 2023
●	Annualized return on equity of 19.7% compared to 17.7% in the third quarter of 2023
●	Annualized adjusted return on equity(1) of 21.0% compared to 22.3% in the third quarter of 2023

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, "I am very pleased with our third quarter results as they clearly demonstrate our successful efforts to deliver consistent earnings and returns. In a quarter that experienced a heightened level of cat activity, we delivered 39% adjusted net income growth, a 77% adjusted combined ratio, and a 21% adjusted ROE. Our results further validate the concerted efforts that we have undertaken to diversify the business, reduce the volatility in our earnings base and profitably grow. We continued to generate robust top line growth achieving 32% gross written premium growth, driven by strength in our Earthquake and Casualty products as well as strong growth from our burgeoning Crop business. Importantly, our same-store(2) premium growth rate was 38%, demonstrating the strong underlying momentum that exists across our portfolio of specialty insurance products.

Mr. Armstrong continued, “We have numerous energizing opportunities and initiatives associated with our Palomar 2X strategy. To capitalize on them, we successfully raised $116 million in August. A portion of the proceeds will fund our acquisition of First Indemnity of America Insurance Company and our entry into the surety market. We will use the remaining proceeds for organic growth and selected increases in risk participation in product categories including Crop and Earthquake. Our diversification into attractive lines with limited correlation to the P&C cycle such as Crop and Surety will further position Palomar to deliver consistent earnings growth over time.”

(2)         Excludes the impact of lines of business exited or discontinued during the quarter.

Underwriting Results

Gross written premiums increased 32.2% to $415.0 million compared to $314.0 million in the third quarter of 2023, while net earned premiums increased 58.1% compared to the prior year’s third quarter.

Losses and loss adjustment expenses for the third quarter were $40.3 million, comprised of $27.4 million of attritional losses and $12.9 million of catastrophe losses from Hurricanes Beryl, Debby, and Helene. The loss ratio for the quarter was 29.7%, comprised of an attritional loss ratio of 20.2% and a catastrophe loss ratio(1) of 9.5% compared to a loss ratio of 18.8% during the same period last year comprised of an attritional loss ratio of 19.4% and a catastrophe loss ratio(1) of -0.6%.

Underwriting income(1) for the third quarter was $26.4 million resulting in a combined ratio of 80.5% compared to underwriting income of $20.7 million resulting in a combined ratio of 75.8% during the same period last year. The Company’s adjusted underwriting income(1) was $31.0 million resulting in an adjusted combined ratio(1) of 77.1% in the third quarter compared to adjusted underwriting income(1) of $25.0 million and an adjusted combined ratio(1) of 70.9% during the same period last year. The Company's adjusted combined ratio excluding catastrophe losses(1) was 67.6% compared to 71.5% during the same period last year.

Investment Results

Net investment income increased by 56.0% to $9.4 million compared to $6.0 million in the prior year’s third quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended September 30, 2024 due to proceeds from our August 2024 secondary offering and cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.86 years at September 30, 2024. Cash and invested assets totaled $1,017.5 million at September 30, 2024. During the third quarter, the Company recorded $2.7 net realized and unrealized gains related to its investment portfolio as compared to net realized and unrealized losses of $1.4 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended September 30, 2024 was 20.8% compared to 24.9% for the three months ended September 30, 2023. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the tax impact of the permanent component of employee stock options.

Stockholders’ Equity and Returns

Stockholders' equity was $703.3 million at September 30, 2024, compared to $421.3 million at September 30, 2023. For the three months ended September 30, 2024, the Company’s annualized return on equity was 19.7% compared to 17.7% for the same period in the prior year while adjusted return on equity(1) was 21.0% compared to 22.3% for the same period in the prior year. There were no share repurchases during the three months ended September 30, 2024.

Full Year 2024 Outlook

For the full year 2024, the Company expects to achieve adjusted net income of $124 million to $128 million. This range includes additional catastrophe losses incurred during the fourth quarter of 2024 of approximately $8 million related to Hurricane Milton.

Conference Call

As previously announced, Palomar will host a conference call Tuesday, November 5, 2024, to discuss its third quarter 2024 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Third Quarter 2024 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on November 5, 2024, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13747528. The replay will be available until 11:59 p.m. (Eastern Time) on November 12, 2024.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc.,  Palomar Excess and Surplus Insurance Company (“PESIC”), and Palomar Underwriters Exchange Organization, Inc. Palomar's consolidated results also include Laulima Reciprocal Exchange, a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended
	September 30,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$414,977	$313,998	$100,979	32.2%
Ceded written premiums	(255,267)	(203,336)	(51,931)	25.5%
Net written premiums	159,710	110,662	49,048	44.3%
Net earned premiums	135,646	85,817	49,829	58.1%
Commission and other income	715	465	250	53.8%
Total underwriting revenue (1)	136,361	86,282	50,079	58.0%
Losses and loss adjustment expenses	40,315	16,139	24,176	149.8%
Acquisition expenses, net of ceding commissions and fronting fees	41,469	27,004	14,465	53.6%
Other underwriting expenses	28,129	22,390	5,739	25.6%
Underwriting income (1)	26,448	20,749	5,699	27.5%
Interest expense	(87)	(867)	780	(90.0)%
Net investment income	9,408	6,029	3,379	56.0%
Net realized and unrealized gains (losses) on investments	2,734	(1,376)	4,110	(298.7)%
Income before income taxes	38,503	24,535	13,968	56.9%
Income tax expense	8,006	6,103	1,903	31.2%
Net income	$30,497	$18,432	$12,065	65.5%
Adjustments:
Net realized and unrealized (gains) losses on investments	(2,734)	1,376	(4,110)	(298.7)%
Expenses associated with transactions	84	229	(145)	(63.3)%
Stock-based compensation expense	4,117	3,589	528	14.7%
Amortization of intangibles	389	390	(1)	(0.3)%
Tax impact	91	(725)	816	(112.6)%
Adjusted net income (1)	$32,444	$23,291	$9,153	39.3%
Key Financial and Operating Metrics
Annualized return on equity	19.7%	17.7%
Annualized adjusted return on equity (1)	21.0%	22.3%
Loss ratio	29.7%	18.8%
Expense ratio	50.8%	57.0%
Combined ratio	80.5%	75.8%
Adjusted combined ratio (1)	77.1%	70.9%
Diluted earnings per share	$1.15	$0.73
Diluted adjusted earnings per share (1)	$1.23	$0.92
Catastrophe losses	$12,924	$(533)
Catastrophe loss ratio (1)	9.5%	(0.6)%
Adjusted combined ratio excluding catastrophe losses (1)	67.6%	71.5%
Adjusted underwriting income (1)	$31,038	$24,957	$6,081	24.4%

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Nine Months Ended
	September 30,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$1,168,239	$838,406	$329,833	39.3%
Ceded written premiums	(692,620)	(542,789)	(149,831)	27.6%
Net written premiums	475,619	295,617	180,002	60.9%
Net earned premiums	365,796	252,164	113,632	45.1%
Commission and other income	2,035	1,781	254	14.3%
Total underwriting revenue (1)	367,831	253,945	113,886	44.8%
Losses and loss adjustment expenses	97,583	54,696	42,887	78.4%
Acquisition expenses, net of ceding commissions and fronting fees	109,072	78,740	30,332	38.5%
Other underwriting expenses	84,165	63,962	20,203	31.6%
Underwriting income (1)	77,011	56,547	20,464	36.2%
Interest expense	(1,052)	(2,952)	1,900	(64.4)%
Net investment income	24,506	16,690	7,816	46.8%
Net realized and unrealized gains (losses) on investments	5,768	(103)	5,871	NM
Income before income taxes	106,233	70,182	36,051	51.4%
Income tax expense	23,625	16,877	6,748	40.0%
Net income	$82,608	$53,305	$29,303	55.0%
Adjustments:
Net realized and unrealized (gains) losses on investments	(5,768)	103	(5,871)	NM
Expenses associated with transactions	557	229	328	143.2%
Stock-based compensation expense	11,905	10,737	1,168	10.9%
Amortization of intangibles	1,168	1,092	76	7.0%
Expenses associated with catastrophe bond	2,483	1,640	843	51.4%
Tax impact	(734)	(1,582)	848	(53.6)%
Adjusted net income (1)	$92,219	$65,524	$26,695	40.7%
Key Financial and Operating Metrics
Annualized return on equity	18.8%	17.6%
Annualized adjusted return on equity (1)	20.9%	21.7%
Loss ratio	26.7%	21.7%
Expense ratio	52.3%	55.9%
Combined ratio	78.9%	77.6%
Adjusted combined ratio (1)	74.5%	72.1%
Diluted earnings per share	$3.19	$2.10
Diluted adjusted earnings per share (1)	$3.56	$2.59
Catastrophe losses	$19,724	$3,432
Catastrophe loss ratio (1)	5.4%	1.4%
Adjusted combined ratio excluding catastrophe losses (1)	69.2%	70.8%
Adjusted underwriting income (1)	$93,124	$70,245	$22,879	32.6%
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $896,775 in 2024; $675,130 in 2023)	$882,980	$643,799
Equity securities, at fair value (cost: $32,987 in 2024; $43,003 in 2023)	40,196	43,160
Equity method investment	2,499	2,617
Other investments	5,207	—
Total investments	930,882	689,576
Cash and cash equivalents	86,479	51,546
Restricted cash	105	306
Accrued investment income	7,495	5,282
Premiums receivable	326,674	261,972
Deferred policy acquisition costs, net of ceding commissions and fronting fees	86,408	60,990
Reinsurance recoverable on paid losses and loss adjustment expenses	58,889	32,172
Reinsurance recoverable on unpaid losses and loss adjustment expenses	360,164	244,622
Ceded unearned premiums	298,509	265,808
Prepaid expenses and other assets	104,831	72,941
Deferred tax assets, net	4,019	10,119
Property and equipment, net	409	373
Goodwill and intangible assets, net	11,147	12,315
Total assets	$2,276,011	$1,708,022
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$75,424	$42,376
Reserve for losses and loss adjustment expenses	497,438	342,275
Unearned premiums	739,623	597,103
Ceded premium payable	235,157	181,742
Funds held under reinsurance treaty	25,056	13,419
Income taxes payable	—	7,255
Borrowings from credit agreements	—	52,600
Total liabilities	1,572,698	1,236,770
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,452,242 and 24,772,987 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	486,198	350,597
Accumulated other comprehensive loss	(10,139)	(23,991)
Retained earnings	227,251	144,643
Total stockholders' equity	703,313	471,252
Total liabilities and stockholders' equity	$2,276,011	$1,708,022

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Gross written premiums	$414,977	$313,998	$1,168,239	$838,406
Ceded written premiums	(255,267)	(203,336)	(692,620)	(542,789)
Net written premiums	159,710	110,662	475,619	295,617
Change in unearned premiums	(24,064)	(24,845)	(109,823)	(43,453)
Net earned premiums	135,646	85,817	365,796	252,164
Net investment income	9,408	6,029	24,506	16,690
Net realized and unrealized gains (losses) on investments	2,734	(1,376)	5,768	(103)
Commission and other income	715	465	2,035	1,781
Total revenues	148,503	90,935	398,105	270,532
Expenses:
Losses and loss adjustment expenses	40,315	16,139	97,583	54,696
Acquisition expenses, net of ceding commissions and fronting fees	41,469	27,004	109,072	78,740
Other underwriting expenses	28,129	22,390	84,165	63,962
Interest expense	87	867	1,052	2,952
Total expenses	110,000	66,400	291,872	200,350
Income before income taxes	38,503	24,535	106,233	70,182
Income tax expense	8,006	6,103	23,625	16,877
Net income	$30,497	$18,432	$82,608	$53,305
Other comprehensive income, net:
Net unrealized gains (losses) on securities available for sale	17,916	(8,494)	13,852	(6,706)
Net comprehensive income	$48,413	$9,938	$96,460	$46,599
Per Share Data:
Basic earnings per share	$1.18	$0.75	$3.28	$2.15
Diluted earnings per share	$1.15	$0.73	$3.19	$2.10

Weighted-average common shares outstanding:
Basic	25,766,697	24,740,455	25,194,114	24,847,164
Diluted	26,479,566	25,244,828	25,877,257	25,340,602

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended September 30,
	2024		2023
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$135,329	32.6%	$113,386	36.1%	$21,943	19.4%
Fronting	84,945	20.5%	94,954	30.2%	(10,009)	(10.5)%
Inland Marine and Other Property	78,734	19.0%	64,499	20.5%	14,235	22.1%
Crop	59,662	14.4%	11,627	3.7%	48,035	NM
Casualty	56,307	13.6%	29,532	9.4%	26,775	90.7%
Total Gross Written Premiums	$414,977	100.0%	$313,998	100.0%	$100,979	32.2%
NM - not meaningful

	Nine Months Ended September 30,
	2024		2023
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$376,088	32.2%	$314,810	37.5%	$61,278	19.5%
Fronting	275,671	23.6%	266,433	31.8%	9,238	3.5%
Inland Marine and Other Property	249,147	21.3%	186,983	22.3%	62,164	33.2%
Casualty	166,762	14.3%	58,065	6.9%	108,697	187.2%
Crop	100,571	8.6%	12,115	1.4%	88,456	NM
Total Gross Written Premiums	$1,168,239	100.0%	$838,406	100.0%	$329,833	39.3%
NM - not meaningful

(1) - Beginning in 2024, the Company has updated the categorization of its products to align with management's current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$170,265	41.0%	$163,806	52.2%	$510,879	43.7%	$450,752	53.8%
Texas	27,019	6.5%	24,336	7.8%	96,414	8.3%	72,777	8.7%
Hawaii	23,171	5.6%	13,490	4.3%	53,922	4.6%	35,824	4.3%
North Dakota	18,716	4.5%	2,898	0.9%	19,893	1.7%	3,326	0.4%
Washington	16,828	4.1%	17,792	5.7%	41,893	3.6%	43,409	5.2%
Wisconsin	15,519	3.7%	1,211	0.4%	17,374	1.5%	3,095	0.4%
Florida	14,433	3.5%	11,549	3.7%	58,153	5.0%	36,309	4.3%
Oregon	8,402	2.0%	8,536	2.7%	21,253	1.8%	21,223	2.5%
Other	120,624	29.1%	70,380	22.4%	348,458	29.8%	171,691	20.5%
Total Gross Written Premiums	$414,977	100.0%	$313,998	100.0%	$1,168,239	100.0%	$838,406	100.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$236,624	57.0%	$186,693	59.5%	$652,988	55.9%	$497,216	59.3%
PESIC	159,305	38.4%	127,305	40.5%	472,909	40.5%	341,190	40.7%
Laulima	19,048	4.6%	—	—%	42,342	3.6%	—	—%
Total Gross Written Premiums	$414,977	100.0%	$313,998	100.0%	$1,168,239	100.0%	$838,406	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$395,881	$271,786	$124,095	45.7%	$1,025,716	$739,219	$286,497	38.8%
Ceded earned premiums	(260,235)	(185,969)	(74,266)	39.9%	(659,920)	(487,055)	(172,865)	35.5%
Net earned premiums	$135,646	$85,817	$49,829	58.1%	$365,796	$252,164	$113,632	45.1%

Net earned premium ratio	34.3%	31.6%			35.7%	34.1%

Loss detail

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$12,924	$(533)	$13,457	NM	$19,724	$3,432	$16,292	NM
Non-catastrophe losses	27,391	16,672	10,719	64.3%	77,859	51,264	26,595	51.9%
Total losses and loss adjustment expenses	$40,315	$16,139	$24,176	149.8%	$97,583	$54,696	$42,887	78.4%

Catastrophe loss ratio	9.5%	(0.6)%			5.4%	1.4%
Non-catastrophe loss ratio	20.2%	19.4%			21.3%	20.3%
Total loss ratio	29.7%	18.8%			26.7%	21.7%
NM - not meaningful

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$118,761	$81,300	$97,653	$77,520
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	40,536	15,116	100,225	50,954
Prior years	(221)	1,023	(2,642)	3,742
Total incurred	40,315	16,139	97,583	54,696
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	16,153	6,646	27,909	14,215
Prior years	5,649	(1,385)	30,053	25,823
Total payments	21,802	5,261	57,962	40,038
Reserve for losses and LAE net of reinsurance recoverables at end of period	137,274	92,178	137,274	92,178
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	360,164	232,170	360,164	232,170
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$497,438	$324,348	$497,438	$324,348

Reconciliation of Non-GAAP Financial Measures

For the three and nine months ended September 30, 2024 and 2023, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Total revenue	$148,503	$90,935	$398,105	$270,532
Net investment income	(9,408)	(6,029)	(24,506)	(16,690)
Net realized and unrealized (gains) losses on investments	(2,734)	1,376	(5,768)	103
Underwriting revenue	$136,361	$86,282	$367,831	$253,945

Underwriting income and adjusted underwriting income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Income before income taxes	$38,503	$24,535	$106,233	$70,182
Net investment income	(9,408)	(6,029)	(24,506)	(16,690)
Net realized and unrealized (gains) losses on investments	(2,734)	1,376	(5,768)	103
Interest expense	87	867	1,052	2,952
Underwriting income	$26,448	$20,749	$77,011	$56,547
Expenses associated with transactions	84	229	557	229
Stock-based compensation expense	4,117	3,589	11,905	10,737
Amortization of intangibles	389	390	1,168	1,092
Expenses associated with catastrophe bond	—	—	2,483	1,640
Adjusted underwriting income	$31,038	$24,957	$93,124	$70,245

Adjusted net income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net income	$30,497	$18,432	$82,608	$53,305
Adjustments:
Net realized and unrealized (gains) losses on investments	(2,734)	1,376	(5,768)	103
Expenses associated with transactions	84	229	557	229
Stock-based compensation expense	4,117	3,589	11,905	10,737
Amortization of intangibles	389	390	1,168	1,092
Expenses associated with catastrophe bond	—	—	2,483	1,640
Tax impact	91	(725)	(734)	(1,582)
Adjusted net income	$32,444	$23,291	$92,219	$65,524

Annualized adjusted return on equity

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)

Annualized adjusted net income	$129,776	$93,164	$122,959	$87,365
Average stockholders' equity	$617,959	$417,521	$587,282	$403,044
Annualized adjusted return on equity	21.0%	22.3%	20.9%	21.7%

Adjusted combined ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$109,198	$65,068	$288,785	$195,617
Denominator: Net earned premiums	$135,646	$85,817	$365,796	$252,164
Combined ratio	80.5%	75.8%	78.9%	77.6%
Adjustments to numerator:
Expenses associated with transactions	$(84)	$(229)	$(557)	$(229)
Stock-based compensation expense	(4,117)	(3,589)	(11,905)	(10,737)
Amortization of intangibles	(389)	(390)	(1,168)	(1,092)
Expenses associated with catastrophe bond	—	—	(2,483)	(1,640)
Adjusted combined ratio	77.1%	70.9%	74.5%	72.1%

Diluted adjusted earnings per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$32,444	$23,291	$92,219	$65,524
Weighted-average common shares outstanding, diluted	26,479,566	25,244,828	25,877,257	25,340,602
Diluted adjusted earnings per share	$1.23	$0.92	$3.56	$2.59

Catastrophe loss ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$40,315	$16,139	$97,583	$54,696
Denominator: Net earned premiums	$135,646	$85,817	$365,796	$252,164
Loss ratio	29.7%	18.8%	26.7%	21.7%

Numerator: Catastrophe losses	$12,924	$(533)	$19,724	$3,432
Denominator: Net earned premiums	$135,646	$85,817	$365,796	$252,164
Catastrophe loss ratio	9.5%	(0.6)%	5.4%	1.4%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$109,198	$65,068	$288,785	$195,617
Denominator: Net earned premiums	$135,646	$85,817	$365,796	$252,164
Combined ratio	80.5%	75.8%	78.9%	77.6%
Adjustments to numerator:
Expenses associated with transactions	$(84)	$(229)	$(557)	$(229)
Stock-based compensation expense	(4,117)	(3,589)	(11,905)	(10,737)
Amortization of intangibles	(389)	(390)	(1,168)	(1,092)
Expenses associated with catastrophe bond	—	—	(2,483)	(1,640)
Catastrophe losses	(12,924)	533	(19,724)	(3,432)
Adjusted combined ratio excluding catastrophe losses	67.6%	71.5%	69.2%	70.8%

Tangible Stockholders’ equity

	September 30,	December 31,
	2024	2023
	(in thousands)
Stockholders' equity	$703,313	$471,252
Goodwill and intangible assets	(11,147)	(12,315)
Tangible stockholders' equity	$692,166	$458,937